June 28, 1996



Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ  07004


                     Re: Registration Statement on Form S-3
Gentlemen:

          We have acted as co-counsel for Unigene Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended, relating to the public offering by certain Selling Shareholders, from time to time of up to 7,692,201 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), plus such indeterminate number of additional shares of Common Stock that may be issuable from time to time pursuant to certain anti-dilution or other adjustment provisions under the warrants and options described in the Registration Statement.

          This opinion is limited to the Selling Stockholders and their shares of Common Stock listed in Schedules A, B, C, D and E attached hereto.

           826,000 shares of Common Stock were issued to the Selling Stockholders listed in Schedule A pursuant to Purchase Agreements in a private placement of the Common Stock commencing July 1995 and completed February, 1996. Warrants to purchase 1,023,536 shares of Common Stock were issued to the Selling Stockholders listed in Schedule B in connection with the making of loans to the Company by such Selling Stockholders or their assignors in March and May, 1995. Warrants to purchase 2,204,000 shares of Common Stock were issued to the Selling Stockholders listed in Schedule C in consideration of certain financial services performed for the Company from October 1994 to April 1996. Options to purchase 115,000 shares of Common Stock were issued to the Selling Stockholders listed in Schedule D between January 1993 and April 1996 in consideration of certain consulting services performed for the Company. 10,000 shares of Common Stock are issuable to Kien-Tsai Chen under an agreement dated December 30, 1994 for consultation services performed for the Company by him. 190,100 shares of Common Stock were issued to the Selling Stockholders listed in Schedule E upon the exercise of stock options issued by the Company in connection with certain loans to the Company in 1984 and 1985. The shares of Common Stock to be issued upon due exercise of the warrants and options held by the Selling Shareholders listed in Schedules B, C and D are hereinafter referred to as Underlying Shares.

          We have examined the Registration Statement, the Articles of Incorporation and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, Purchase Agreements, Warrant Agreements, Option Agreements, Consulting and other agreements, originals or copies of all such records of the Company, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

                   1. The 826,000 shares of Common Stock of the Company which have been issued under the Purchase Agreements have been validly issued and are fully paid and non-assessable.

                   2. The Underlying Shares have been duly authorized and, if and when the applicable options or warrants are duly exercised and the said Underlying Shares are issued by the Company in accordance with the terms of the applicable option or warrant agreements, the Underlying Shares will be validly issued, fully paid and non- assessable.

                   3. The 10,000 shares of Common Stock of the Company to be issued to Mr. Chen, when issued will be validly issued, fully paid and non-assessable.

           4. The 190,100 shares of Common Stock of the Company which have been issued under the stock option agreements referred to in Schedule E have been validly issued and are fully paid and non- assessable. We hereby consent to be named in the Registration Statement and in the related Prospectus (the "Prospectus") as attorneys who have passed upon legal matters in connection with the offering of the Common Stock under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

          We further consent to your filing of a copy of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             BECKER ROSS STONE DeSTEFANO & KLEIN



JM:DC

                                   SCHEDULE A



Private Placement Stockholders                                    Shares
- ------------------------------                                    ------
H. T. Ardinger, Jr ...........................................   250,000
Jerome Berkowitz .............................................    40,000
James Sanderson ..............................................    50,000
Richard Garrett ..............................................    10,000
Stanley Aber .................................................     6,000
Michael Samuel ...............................................     5,000
Sylvia Bond ..................................................    25,000
Leonard Leff .................................................    25,000
Herb Fisher Trust ............................................    50,000
Richard Scagnelli ............................................     5,000
Richard & Vilma Scagnelli (Jt. Ten.) .........................     5,000
Hamdi A. Al-Alami ............................................   100,000
Manny Siegman ................................................    50,000
Raymond Sales ................................................    55,000
Benedict Morelli .............................................    20,000
Charles A. Barnes, Jr. Trust .................................    20,000
Douglas Tygielski ............................................   110,000





























                                   Schedule A

                                   SCHEDULE B


Warrantholders                                                       Shares
- --------------                                                       ------
DeJufra, Inc. ...................................................   123,536

Marco A. Giudice ................................................    25,000

Dr. Charles Goldberg ............................................    10,000

MicroCap Fund, Inc. .............................................   615,000

Nelson Partners .................................................   180,000

Vincent J. Ricciardi ............................................    25,000

Olympus Securities, Ltd. ........................................    45,000
                                                                  =========
                           Total ................................ 1,023,536






























                                   Schedule B

                                   SCHEDULE C


                                 Warrantholders


         Name                                                     Shares
         ----                                                     ------
Patrick Tedesco ...........................................       224,000
Paul Weber ................................................       217,500
Bishop Rosen & Co., Inc. ..................................       107,500
Annette North .............................................        84,000
Richard Kripaitis .........................................       101,000
Cornerstone Capital, Inc. .................................        70,000
Thomas Redington ..........................................       400,000
Reseau de Voyages Sterling, Inc. ..........................     1,000,000
                                                                =========
                           Total ..........................     2,204,000





































                                   Schedule C

                                   SCHEDULE D

                                 Option Holders


       Name                                             Shares
       ----                                             ------
       Agnes Vignery                                   110,000

       Marvin Moser                                      5,000
                                                       =======
                                                       115,000








































                                   Schedule D

                                   SCHEDULE E

                                 Option Holders

       Name                                            Shares
       ---                                             ------
       Jay Levy                                        109,350

       A. Martin Randall                                20,000

       Mario Taverna                                    60,750
                                                       =======
                                                       190,100




                                   Schedule E